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Exhibit 23.1
                          INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Registration Statement of Two Way TV (US), Inc. on Form S-4 of our report dated April 13, 2001 relating to the financial statements of Interactive Network, Inc. and our report dated August 29, 2001 relating to the financial statements of Two Way TV (US), Inc. appearing in the Prospectus, which reports are part of this Registration Statement, and to the references to us under the headings "Selected Consolidated Financial Data of Interactive Network" and "Experts" in such Prospectus.



                                                        /s/ Marc Lumer & Company
                                                        ------------------------

                                                            Marc Lumer & Company



San Francisco, California

September 21, 2001